Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Dreyfus Investment Funds:

We consent to the use of our reports dated February 24, 2012, for Dreyfus/Standish International Fixed Income Fund and Dreyfus/Standish Global Fixed Income Fund, each a series of Dreyfus Investment Funds, incorporated herein by reference and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements and Experts” in the Prospectus/Proxy Statement on Form N-14.

/s/KPMG LLP

New York, New York

July 26, 2012